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                                   United States
                         Securities and Exchange Commission
                               Washington, DC  20549

                                      Form T-1

        Statement of Eligibility Under The Trust Indenture Act of 1939 Of A
                      Corporation Designated To Act as Trustee

                        Check if an application to determine
                        Eligibility of a trustee pursuant to
                                 Section 305(b)(2)

                      United States Trust Company of New York
                (Exact name of trustee as specified in its charter)

     New York                                     13-3818954
     (Jurisdiction of incorporation               (I.R.S. Employer
     if not a U.S. national bank)                 Identification No.)

     114 West 47th Street
     New York, NY                                 10036-1532
     (Address of principal                        (Zip Code)
     executive offices)

                                        None
             (Name, address and telephone number of agent for service)

                                 Mentus Media Corp.
                (Exact name of obligor as specified in its charter)

     Minnesota                                    41-1670450
     (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization                Identification No.)

     9531 West 78th Street, Suite 400
     Minneapolis, Minnesota                       55344
     (Address of principal executive offices)     (Zip Code)

                       12% Senior Secured PIK Notes due 2003
                        (Title of the indenture securities)


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                                       General

1.   General Information

Furnish the following information as to the trustee:

a) Name and address of each examining or supervising authority to which it is a subject.

Federal Reserve Bank of New York (2nd District), New York, New York (Board of Governors of the Federal Reserve System)
Federal Deposit Insurance Corporation, Washington, DC
New York State Banking Department, Albany, New York

b)   Whether it is authorized to exercise corporate trust powers.
The trustee is authorized to exercise corporate trust powers.

2.   Affiliations with the Obligor

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

The obligor is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1
are not required under General Instruction B.

16.  List of Exhibits
     ----------------

T-1.1     -    Organization Certificate, as amended, issued by the State of New
               York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust
               Indenture Act of 1939, as amended by the Trust Indenture Reform
               Act of 1990 (Registration No. 33-97056).

T-1.2     -    Included in Exhibit T-1.1.

T-1.3     -    Included in Exhibit T-1.1.


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16. List of Exhibits
(cont'd)

T-1.4     -    The By-Laws of United States Trust Company of New York, as
               amended, is incorporated by reference to Exhibit T-1.4 to Form
               T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
               Indenture Act of 1990 (Registration No. 33-97056)

T-1.6     -    The consent of the trustee required by Section 321(b) of the
               Trust Indenture Act of 1939, as amended  by the Trust Indenture
               Reform Act of 1990.

T-1.7     -    A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of March 18, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of new York, a corporation organized and existing under the laws of the State of new York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 18th of March 1998.

United States Trust Company
Of New York, Trustee


By:
   -----------------------------
Gerard F. Ganey
Senior Vice President


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                                                                   Exhibit T-1.6

         The consent of the trustee required by Section 321 (b) of the Act.

                      United States Trust Company of New York
                                114 West 47th Street
                                New York, NY  10036

March 18, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,


United States Trust Company of New York


--------------------------------
By:  /s/ Gerard F. Ganey
     Senior Vice President


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                                                                   Exhibit T-1.7

                      United States Trust Company of New York
                        Consolidated Statement of Condition
                                 December 31, 1997
                                  ($ In Thousands)

     Assets
     Cash and Due from Banks                                $  80, 246
     Short Term Investments                                    386,006
     Securities, Available for Sale                            661,596
     Loans
                                                             1,774,551
     Less: Allowance for Credit Losses                          16,202
                                                            ----------
            Net Loans                                        1,758,349
     Premises and Equipment                                     61,477
     Other Assets                                              124,499
                                                            ----------
     Total Assets                                           $3,072,173

     Liabilities
     Deposits:
            Non-Interest Bearing                            $  686,507
            Interest Bearing                                 1,773,254
                                                            ----------
            Total Deposits                                   2,459,761

     Short Term Credit Facilities                              295,342
     Accounts Payable and Accrued Liabilities                  149,775
                                                            ----------
            Total Liabilities                               $2,904,878

     Stockholder's Equity
     Common Stock                                               14,995
     Capital Surplus                                            49,541
     Retained Earnings                                         100,235
     Unrealized Gains on Securities
     Available for Sale (Net of Taxes)                           2,524
                                                            ----------

     Total Stockholder's Equity                                167,295
                                                            ----------
            Total Liabilities and
            Stockholder's Equity                            $3,072,173

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

February 9, 1998